Exhibit 10.12

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of March 24, 2003 (the “Amendment”), by and between COMERICA BANK-CALIFORNIA (“Bank”) and TIPPINGPOINT TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 30, 2002, as amended from time to time (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	Section 1.1 of the Loan Agreement is hereby amended to add or amend, as the case may be, the following definitions as follows:

“HUB” means HUB Properties Trust.

“HUB Lease” means that certain Lease Agreement by and between Borrower, as lessee, and HUB, as lessor, with respect to the premises located at 7600-A Capital of Texas Hwy, Austin, Texas.

“Lease Action” means that certain action entitled Lakewood Property Trust, as the Successor-in-Interest to HUB Properties Trust v. TippingPoint Technologies, Inc., etc., Cause No. GN300311, pending in the District Court of Travis County, Texas, 353rd Judicial District, pursuant to which HUB alleges Borrower is in breach of the HUB Lease and seeks damages therefor.

“Lease Settlement Amount” means the amount Borrower is required to pay in full and final settlement of the Lease Action (including HUB’s legal fees to the extent paid by Borrower).

2.	Section 6.3(a) of the Agreement hereby is amended to read in its entirety as follows:

“(a) as soon as available, but in any event within (i) fifty (50) days after the end of each fiscal quarter, and (ii) thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer;”

3.	The last, unnumbered paragraph of Section 6.3 of the Agreement hereby is amended to read in its entirety as follows:

“Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.”

4.	Section 6.8 of the Agreement hereby is amended to read in its entirety as follows:

“6.8 Adjusted Quick Ratio. Borrower shall maintain an Adjusted Quick Ratio, reported as of the last date of each calendar quarter, of at least 1.50 to 1.00. Notwithstanding the foregoing, when the Adjusted Quick Ratio is less than 2.50:1.00, the Adjusted Quick Ratio shall be reported monthly.”

5.	The second sentence of Section 6.9(a) of the Agreement hereby is amended to read in its entirety as follows:

“As used herein, “Cash Burn” means prior period unrestricted cash and Cash Equivalents minus current period unrestricted cash and Cash Equivalents, plus (i) the Lease Settlement Amount; and (ii) provided no Event of Default has occurred or is continuing, the net proceeds of any new debt or equity financing received during the period.”

6.	Section 6.9 (b) of the Agreement hereby is amended to read in its entirety as follows:

“6.9 Addition and Modification of Financial Covenants. Borrower and Lender agree that on November 30 of each year, commencing November 30, 2003 and continuing on same day of each year thereafter, unless an Event of Default occurs before that date, Bank has the right in its reasonable discretion to modify, amend and/or restate the financial covenants set out at Section 6.8 and Section 6.9(a), above. Each party hereto agrees to negotiate such modifications, amendments and/or restatements in good faith, commencing no later than November 1, 2003 (and each November 1 thereafter) and concluding no later than December 31, 2003 (and each December 31 thereafter). Such negotiations shall be based upon the financial projections and other information provided by Borrower pursuant to Section 6.3(e) hereof or otherwise obtained by or made available to Bank, and Borrower agrees to provide Bank such information as may be reasonably requested by Bank to facilitate such negotiations. All modifications and amendments shall be in writing and signed by Lender and Borrower and otherwise in accordance with Section 12.5 below.

7.	Bank hereby waives Borrower’s default under Section 8.6 of the Agreement, solely with respect to Borrower’s alleged breach of the HUB Lease.

8.	Exhibit D to the Agreement hereby is replaced with Exhibit D attached hereto.

9.	Exhibit E to the Agreement hereby is replaced with Exhibit E attached hereto.

10.	The Schedule to the Agreement hereby is updated as attached hereto.

11.	Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

12.	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that except as expressly waived hereby, no Event of Default has occurred and is continuing.

13.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

14.	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	an amount equal to all Bank Expenses incurred after the Closing Date; and

(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TIPPINGPOINT TECHNOLOGIES, INC.

By: /s/ MICHAEL J. RAPISAND

Title: Director of Finance and Corporate Controller

COMERICA BANK-CALIFORNIA

By: /s/ PHILLIP WRIGHT

Title: Vice President

List of Omitted Exhibits and Schedules

The following exhibits, schedules and other similar attachments to this Amendment have been omitted and will be furnished supplementally to the Commission upon request:

Exhibit/Schedule	Description

Exhibit D	Compliance Certificate

Exhibit E	Cash Burn Covenant

Schedule of Exceptions